UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 21, 2011

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-33057

CATALYST PHARMACEUTICAL

PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	76-0837053
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

355 Alhambra Circle, Suite 1370

Coral Gables, Florida 33134

(Address Of Principal Executive Offices)

(305) 529-2522

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 21, 2011, the Board of Directors of the Company appointed Steven R. Miller, Ph.D., currently the Company’s Chief Scientific Officer, as the Company’s Chief Operating Officer. Dr. Miller will also continue to serve as the Company’s Chief Scientific Officer.

Certain information concerning Dr. Miller, who has served since October 2009 as the Company’s Chief Scientific Officer, is included in the Company’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed on April 16, 2010, under the heading “Our Management Team”.

With respect to the employment of Dr. Miller as Chief Operating Officer, there are no arrangements or understandings between him and the Company and any other persons pursuant to which he was appointed as Chief Operating Officer. There is no material plan or contract arrangement to which Dr. Miller is a party or in which he participates that is being entered into or amended in connection with his appointment as Chief Operating Officer. Further, there is no proposed transaction between Dr. Miller and the Company in connection with his appointment as Chief Operating Officer.

Item 8.01	Other Events

On January 25, 2011, the Company issued a press release announcing the appointment of Dr. Miller to the position of Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on January 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Jack Weinstein
Jack Weinstein
Vice President, Treasurer and CFO

Dated: January 25, 2011

Exhibit

Exhibit No.	Description

99.1	Press release issued by the Company on January 25, 2011